UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2012, Cardica, Inc. received from The NASDAQ Stock Market LLC (“Nasdaq”) a letter indicating that for 30 consecutive business days the market value of Cardica’s common stock has been below $50,000,000, and as a result Cardica does not meet the requirement for continued listing of its common stock on The Nasdaq Global Market under Marketplace Rule 5450(b)(2)(A). In accordance with Marketplace Rule 5810(c)(3)(C), Cardica has 180 calendar days, or until May 28, 2013, to regain compliance. If at any time before May 28, 2013, the market value of Cardica’s common stock closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide Cardica with written notification that Cardica has achieved compliance.  If Cardica does not regain compliance by May 28, 2013, and Cardica has not transferred the listing of its common stock to the The Nasdaq Capital Market (provided that it is able to do so), then Nasdaq will provide written notification that Cardica’s common stock will be subject to delisting, after which Cardica may appeal the delisting determination to a hearings panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: November 30, 2012	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer